SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2002

Date of Report (Date of Earliest Event Reported)

The China Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	811-6651	000000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

1(888) 246-2255
(Registrant’s Telephone Number, Including Area Code)

EXPLANATORY NOTE
SIGNATURES
Ex-99.1 Newsletter

EXPLANATORY NOTE

On May 22, 2002 The China Fund, Inc. (the “Fund”) filed a Current Report on Form 8-K (the “Current Report”) that had attached as an exhibit the May Insight report of the Fund’s Listed Investment Manager. The purpose of this Amendment to the Current Report is to adjust the stated valuation of the securities of New World Sun City, a direct investment of the Fund, and to adjust any calculations derived from that valuation that are found in the unaudited financial information contained in the Current Report. The exhibit attached to this Form 8-K/A is a complete reproduction of the May Insight report with the corrected valuation of New World Sun City securities and the corrected calculations derived from that valuation.

2

Item 9. Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The China Fund, Inc. (the “Fund”) furnishes the amended Current Report consisting of the amended May Insight report of the Fund’s Listed Investment Manager.

3

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2002

By:/s/ Ann M. Casey Name: Ann M. Casey Title: Secretary

4